Exhibit 10.4
EXELIXIS, INC.
NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION POLICY
ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 23, 2017
AMENDED BY THE BOARD OF DIRECTORS: SEPTEMBER 7, 2017
AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 15, 2018
AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 28, 2019
AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 20, 2020

Each member of the board of directors (the “Board”) of Exelixis, Inc. (the “Company”) who is not an Employee (as defined in the Exelixis, Inc. 2017 Equity Incentive Plan (the “2017 Plan”)) (each, a “Non-Employee Director”) will be eligible to receive equity compensation as set forth in this Exelixis, Inc. Non-Employee Director Equity Compensation Policy (this “Policy”). The Initial Option Grants, Initial RSU Grants, Annual Option Grants and Annual RSU Grants (each as defined below) described in this Policy will be granted automatically and without further action of the Board to each Non-Employee Director who is eligible to receive such equity compensation, unless such Non-Employee Director declines the receipt of such equity compensation by written notice to the Company; provided, however, that notwithstanding the foregoing or anything in this Policy to the contrary, any equity grants scheduled to be granted on a certain date pursuant to this Policy will not be granted automatically if (i) the number of shares available for issuance under the 2017 Plan is insufficient to make all such grants on such date or (ii) making any such grants would exceed any applicable limits in the 2017 Plan. This Policy will become effective on the date of the annual meeting of the Company’s stockholders held in 2017 (the “Effective Date”), provided that the 2017 Plan is approved by the Company’s stockholders at such annual meeting, and will remain in effect until it is revised or rescinded by further action of the Board. Upon this Policy becoming effective on the Effective Date, (i) this Policy will replace and supersede in its entirety the Exelixis, Inc. Non-Employee Director Equity Compensation Policy adopted by the Board on February 28, 2014, as amended (the “Prior Policy”), which provided for equity grants under the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), and (ii) the Prior Policy will be rescinded and no longer in effect as of the Effective Date, provided that any equity grants made pursuant to the Prior Policy will remain subject to the terms of the Prior Policy, except as otherwise provided in Sections (e)(ii) and (f)(ii) below. Capitalized terms not explicitly defined in this Policy but defined in the 2017 Plan will have the same definitions as in the 2017 Plan.
The equity grants described in this Policy will be granted under the 2017 Plan and will be subject to the terms and conditions of (i) the 2017 Plan, (ii) the forms of grant notices and agreements approved by the Board for the grant of equity to Non-Employee Directors and (iii) this Policy.
(a)     Initial Grants. Each person who is elected or appointed for the first time to be a Non-Employee Director automatically will be granted, upon the date of his or her initial election or appointment to be a Non-Employee Director, equity grants with a combined total dollar value of $680,000, which will be divided between approximately 50% in the form of a nonstatutory stock option (an “Initial Option Grant”) and approximately 50% in the form of a restricted stock unit award (an “Initial RSU Grant”), based on the valuation methodology established by the Board. The number of shares of Common Stock subject to each Initial Option Grant and Initial RSU Grant will be based on such methodology and the average of the daily closing sales prices of the Common Stock for all of the trading days during the 30 calendar day period ending on (and including) the last calendar day immediately prior to the grant date of such Initial Option Grant and Initial RSU Grant.
(b)     Annual Grants. On the day following each annual meeting of the Company’s stockholders, each person who is then a Non-Employee Director automatically will be granted equity grants with a combined total dollar value of $400,000, which will be divided between approximately 50% in the form of a nonstatutory stock option (an “Annual Option Grant”) and approximately 50% in the form of a restricted stock unit award (an “Annual RSU Grant”), based on the valuation methodology established by the Board; provided, however, that each Non-Employee Director may instead elect to receive 100% of such equity grants in the form of (i) a nonstatutory stock option (in which case, the term “Annual Option Grant” will refer to such nonstatutory stock option) or (ii) a restricted stock unit award (in which case, the term “Annual RSU Grant” will refer to such restricted stock unit award). Any such election must be made by a Non-Employee Director by the date required by the Company and will remain in effect until revoked by such Non-Employee Director, provided that any such revocation is made by the date required by the Company. The number of shares of Common Stock subject to each Annual Option Grant (if any) and Annual RSU Grant (if any) will be based on such methodology and the average of the daily closing sales prices of the Common Stock for all of the trading days during the 30 calendar day period ending on (and including) the last calendar day immediately prior to the grant date of such Annual Option Grant (if any) and Annual RSU Grant (if any).
(c)     Terms of Options.
(i)    Exercise Price. The exercise price of each Initial Option Grant and Annual Option Grant will be equal to 100% of the Fair Market Value of the Common Stock subject to such option on the date such option is granted.
(ii)     Exercisability and Vesting. Subject to Sections (e)(i) and (f)(i) below, each Initial Option Grant and Annual Option Grant will be fully exercisable upon grant and will vest as follows:
(A)     Each Initial Option Grant will provide for vesting of 1/4th of the shares subject to such option on the first anniversary of the date of grant and 1/48th of the shares subject to such option each month thereafter, subject to the Non-Employee Director’s Continuous Service through such dates.
(B)    Each Annual Option Grant will provide for vesting of 100% of the shares subject to such option on the first anniversary of the date of grant, subject to the Non-Employee Director’s Continuous Service through such date.
(d)     Terms of RSUs.
(i)    Vesting. Subject to Sections (e)(i) and (f)(i) below, each Initial RSU Grant and Annual RSU Grant will vest as follows:
(A)     Each Initial RSU Grant will provide for vesting of 1/4th of the shares subject to such award on each of the first four anniversaries of the date of grant, subject to the Non-Employee Director’s Continuous Service through such dates.
(B)    Each Annual RSU Grant will provide for vesting of 100% of the shares subject to such award on the first anniversary of the date of grant, subject to the Non-Employee Director’s Continuous Service through such date.
(ii)    Delivery of Shares. The shares subject to each Initial RSU Grant and Annual RSU Grant will be delivered on the applicable vesting date or as soon as administratively practicable thereafter.
(e)     Corporate Transaction.
(i)    Awards Granted under the 2017 Plan. Section 9(c) of the 2017 Plan will apply to each Initial Option Grant, Initial RSU Grant, Annual Option Grant, Annual RSU Grant and any other equity award granted to a Non-Employee Director under the 2017 Plan (an “Other Equity Grant”).
(ii)    Awards Granted under the 2014 Plan. Notwithstanding anything to the contrary in the Prior Policy, Section 9(c) of the 2014 Plan will apply to each equity award granted to a Non-Employee Director pursuant to the Prior Policy. For clarity, this Section (e)(ii) will supersede Section (e) of the Prior Policy in its entirety.
(f)     Change in Control.
(i)    Awards Granted under the 2017 Plan. In the event of a Change in Control, the vesting (and exercisability, if applicable) of each Initial Option Grant, Initial RSU Grant, Annual Option Grant, Annual RSU Grant and

any Other Equity Grant will be accelerated in full to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of such Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of such Change in Control). For clarity, this Section (f)(i) will supersede Section 9(d)(i) of the 2017 Plan in its entirety.
(ii)    Awards Granted under the 2014 Plan. Notwithstanding anything to the contrary in the Prior Policy, in the event of a Change in Control, the vesting (and exercisability, if applicable) of each equity award granted to a Non-Employee Director pursuant to the Prior Policy will be accelerated in full to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of such Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of such Change in Control). For clarity, this Section (f)(ii) will supersede Section 9(d)(i) of the 2014 Plan and Section (f) of the Prior Policy in their entirety.

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